Exhibit 21

C=corporation; CLS=company limited by shares; GP=general partnership; LLC=limited liability company; LP=limited partnership; MC=medical corporation; NP=non-profit corporation; PC=professional corporation; ULLC=unlimited liability company

MAGELLAN HEALTH SERVICES, INC.

LIST OF SUBSIDIARIES

Entity Name:	Jurisdiction of Domicile:	Entity Type:
Correctional Behavioral Solutions of New Jersey, Inc.	New Jersey	C
Green Spring Health Services, Inc.	Delaware	C
Subsidiaries:
Advantage Behavioral Systems, Inc.(1)	Pennsylvania	C
AdvoCare of Tennessee, Inc.	Tennessee	C
Subsidiary:
Premier Holdings, Inc.	Tennessee	C
Subsidiary:
Premier Behavioral Systems of Tennessee, LLC(2)	Tennessee	LLC
Ceres Behavioral Healthcare Systems, LLC(3)	Oregon	LLC
ICORE Healthcare, LLC(4)	Delaware
Subsidiary:
ONCORE Healthcare, LLC
Magellan Behavioral of Michigan, Inc.	Michigan	C
Magellan Behavioral Health of New Jersey, LLC	New Jersey	LLC
Managed Care Services Mainstay of Central Pennsylvania, Inc.(5)	Pennsylvania	C
Magellan Health Services of California, Inc. — Employer Services(6)	California	C
Magellan Behavioral Health, Inc.	Delaware	C
Subsidiaries:
Group Plan Clinic, Inc.	Texas	C
Hawaii Biodyne, Inc.	Hawaii	C
Human Affairs International of California, Inc.	California	C
Magellan Behavioral Health of Colorado, Inc.	Colorado	C
Magellan Behavioral Health of Florida, Inc.	Florida	C
Subsidiaries:
The Community Based Care Partnership, Ltd.(7)	Florida
Magellan Behavioral Health Systems, LLC(8)	Utah	LLC
Subsidiaries:
Human Affairs International of Pennsylvania, Inc.	Pennsylvania	C
Magellan Health Services of Arizona, Inc.	Arizona	C
MBH of Puerto Rico, Inc.	Puerto Rico	C
Merit Behavioral Care of Florida, Inc.	Florida	C

(1)             Acquired as a result of the merger of former parent, TAO, Inc. and Green Spring Health Services, Inc. on 9/30/96.

(2)             100% owned by Premier Holdings, Inc.

(3)             97% owned by Green Spring Health Services, Inc.

(4)             100% owned by Green Spring Health Services, Inc.

(5)             Acquired by Green Spring Health Services, Inc. on 4/1/97.

(6)             Acquired by Green Spring Health Services, Inc. on 1/1/98.  Former name was Vista Behavioral Health Plans - Merit Behavioral Care of California merged into this entity and the name of the surviving entity was changed to Magellan Health Services of California, Inc. — Employer Services on 12/30/05.

(7)             Partnership between Magellan Behavioral Health of Florida, Inc. and Community Based Care of Seminole, Inc. (non-Magellan entity).

(8)             Acquired by Magellan Health Services, Inc. on 12/4/97 from Aetna US Healthcare, Inc.  Formerly known as Human Affairs International, Inc.  The stock of this company was distributed to Magellan Behavioral Health, Inc. on 12/14/01 and the corporation was converted into a limited liability company on 12/31/01 with Magellan Behavioral Health, Inc. being the sole member.

C=corporation; CLS=company limited by shares; GP=general partnership; LLC=limited liability company; LP=limited partnership; MC=medical corporation; NP=non-profit corporation; PC=professional corporation; ULLC=unlimited liability company

Merit Behavioral Care Corporation(9)	Delaware	C
Subsidiaries:
AGCA, Inc.	Pennsylvania	C
Subsidiaries:
AGCA New York, Inc.	New York	C
Subsidiaries:
U.S. IPA Providers, Inc.	New York	C
Arizona Biodyne, Inc.	Arizona	C
Magellan HRSC, Inc.(10)	Ohio	C
Magellan Health Services of New Mexico, Inc.	New Mexico	C
Merit Behavioral Care of Massachusetts, Inc.	Massachusetts	C
Subsidiaries:
Magellan Behavioral Health of Connecticut, LLC	Connecticut	LLC
Magellan Behavioral Health of Pennsylvania, Inc.	Pennsylvania	C
CMG Health, Inc.(11)	Maryland	C
Montana Community Partners, Inc.(12)	Montana	C
Continuum Behavioral Care, LLC(13)	Rhode Island	LLC
Continuum Behavioral Healthcare Corporation	Delaware	C
EMHC/MBC IPA Providers of New York, LLC(14)	New York	LLC
Magellan Behavioral Health Providers of Texas, Inc.	Texas	C
MBC of America, Inc.	Delaware	C
Subsidiaries:
EMHC/MBC IPA Providers of New York, LLC(15)	New York	LLC
Empire Community Delivery Systems, LLC(16)	New York	LLC
MBC Management Services of New York, LLC(17)	New York	LLC
MBC of Tennessee, LLC(18)	Tennessee	LLC
MBC/IPA Providers of New York, LLC(19)	New York	LLC
MBC of North Carolina, LLC	North Carolina	LLC
MBC of Tennessee, LLC(20)	Tennessee	LLC
Magellan Behavioral Care of Iowa, Inc.	Iowa	C
Merit Health Insurance Company	Illinois	C
Subsidiary:
Magellan Life Insurance Company	Delaware	C
Merit INROADS Behavioral Health Services, LLC(21)	Delaware	LLC
Subsidiaries:
Merit INROADS Behavioral Health Services of Illinois, LLC(22)	Illinois	LLC
INROADS Behavioral Health Services of Texas, L.P.(23)	Texas	LP
PPC Group, Inc.	Delaware	C
P.P.C., Inc.	Missouri	C
Subsidiary:
Personal Performance Consultants of New York, Inc.	New York	C
National Imaging Associates, Inc.	Delaware
Subsidiary:
NIA IPA of New York, Inc.	New York
Tennessee Behavioral Health, Inc.(24)	Tennessee	C

(9)             Acquired on 2/12/98 by stock purchase.  The holding company, MBCH, Inc., merged into Magellan Behavioral Health, Inc. on 2/15/01, thereby transferring the ownership of Merit Behavioral Care Corporation and its subsidiaries under Magellan Behavioral Health, Inc.  American Biodyne, Inc. merged into its parent, Merit Behavioral Care Corporation on 5/31/02.

(10)       Formerly known as Merit Behavioral Care Systems Corporation.

(11)       Acquired by stock purchase on 9/11/97.

(12)       55% owned by CMG Health, Inc.

(13)       50% owned by Merit Behavioral Care Corporation.

(14)       99% owned by Merit Behavioral Care Corporation; 1% owned by MBC of America, Inc.

(15)       1% owned by MBC of America, Inc.; 99% owned by Merit Behavioral Care Corporation

(16)       16.667% owned by MBC of America, Inc.

(17)       80.2 % owned by MBC of America, Inc.

(18)       MBC of America, Inc and Merit Behavioral Care Corporation serve as sole members

(19)       80.2 % owned by MBC of America, Inc.

(20)       Merit Behavioral Care Corporation and MBC of America, Inc. serve as sole members

(21)       100% owned by Merit Behavioral Care Corporation

(22)       99% owned by Merit INROADS Behavioral Health Services, LLC; 1% owned by Magellan HRSC, Inc.

(23)       99% owned by Merit INROADS Behavioral Health Services, LLC; 1% owned by Magellan HRSC, Inc.

(24)       Acquired as a result of a stock purchase on 3/31/99.

C=corporation; CLS=company limited by shares; GP=general partnership; LLC=limited liability company; LP=limited partnership; MC=medical corporation; NP=non-profit corporation; PC=professional corporation; ULLC=unlimited liability company

Magellan Behavioral Health of Texas, Inc.	Texas	C
Magellan Capital, Inc.(25)	Delaware	LLC
Magellan CBHS Holdings, LLC	Delaware	LLC
Subsidiaries:
Charter Alvarado Behavioral Health System, Inc.	California	C
Charter Bay Harbor Behavioral Health System, Inc.	Florida	C
Charter Behavioral Health System of Dallas, Inc.	Texas	C
Charter Behavioral Health System of Delmarva, Inc.	Maryland	C
Charter Behavioral Health System at Hidden Brook, Inc.	Maryland	C
Charter Behavioral Health System of Lafayette, Inc.	Louisiana	C
Subsidiary:
The Charter Cypress Behavioral Health System, L.L.C.(26)	Tennessee	LLC
Charter Behavioral Health System of Lake Charles, Inc.	Louisiana	C
Charter Behavioral Health System of Massachusetts, Inc.	Massachusetts	C
Charter Behavioral Health System of New Mexico, Inc.	New Mexico	C
Subsidiary:
The Charter Heights Behavioral Health System Limited Partnership(27)	Delaware	LP
Charter Behavioral Health System of Paducah, Inc.	Kentucky	C
Charter Behavioral Health System at Potomac Ridge, Inc.	Maryland	C
Charter Centennial Peaks Behavioral Health System, Inc.	Colorado	C
Charter Fairmount Behavioral Health System, Inc.	Pennsylvania	C
Charter Fenwick Hall Behavioral Health System, Inc.	South Carolina	C
Charter Hospital of Santa Teresa, Inc.	New Mexico	C
Charter Hospital of St. Louis, Inc.	Missouri	C
Charter Lakeside Behavioral Health Systems, Inc.	Tennessee	C
Charter Linden Oaks Behavioral Health System, Inc.	Illinois	C
Subsidiary:
Naperville Psychiatric Ventures(28)	Illinois	GP
Charter Medical - Clayton County, Inc.	Georgia	C
Charter Medical - Long Beach, Inc.	California	C
Charter Medical of Puerto Rico, Inc.	Puerto Rico	C
Charter MOB of Charlottesville, Inc.	Virginia	C
Subsidiary:
Mental Healthsource, L.L.C.(29)	Virginia	LLC
Charter North Star Behavioral Health System, L.L.C.(30)	Tennessee	LLC
Charter Northridge Behavioral Health System, Inc.	North Carolina	C
Subsidiary:
Holly Hill/Charter Behavioral Health System, L.L.C.(31)	Tennessee	LLC
Florida Health Facilities, Inc.	Florida	C
Plymouth Insurance Company, Ltd.	Bermuda	C
KidsCareNet of Milwaukee, LLC(32)	Wisconsin	LLC
Magellan Financial Capital, Inc.	Nevada	C

(25)       Formerly known as Magellan Capital, Inc.  Ownership transferred from Green Spring Health Services, Inc. to Magellan Health Services, Inc.  Name changed back to Magellan Capital, Inc. on 3/24/05.

(26)       50% owned by Charter Behavioral Health System of Lafayette, Inc.

(27)       67% owned by Charter Behavioral Health System of New Mexico, Inc.

(28)       75% owned by Charter Linden Oaks Behavioral Health System, Inc.

(29)       50% owned by Charter MOB of Charlottesville, Inc. (previously 50% owned by Charter Behavioral Health System of Central Virginia, Inc.  which  merged in Charter MOB of Charlottesville on 1/28/00)

(30)       57% owned by Magellan CBHS Holdings, Inc.

(31)       50% owned by Charter Northridge Behavioral Health System, Inc.

(32)       50% owned by Magellan Health Services, Inc. (ownership transferred to parent from Magellan Public Solutions, Inc. upon dissolution)